Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated March 30, 2023, and each included in this Post-Effective Amendment No. 23 to the Registration Statement (Form N-1A, File No. 333-220520) of Cushing Mutual Funds Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated January 27, 2023, with respect to the financial statements and financial highlights of NXG NextGen Infrastructure Fund (formerly, Cushing NextGen Infrastructure Fund) and NXG Global Clean Equity Fund (formerly, Global Clean Equity Fund) (two of the funds constituting Cushing Mutual Funds Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended November 30, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

     /s/ Ernst & Young LLP

Dallas, Texas
March 29, 2023